Exhibit 99.1

           VCA Antech, Inc. Reports Fourth Quarter Results


    --  Fourth quarter revenue increased 11.7% to $242.4 million

    --  Fourth quarter gross profit increased 18.6% to $61.6 million

    --  Fourth quarter diluted earnings per common share increased
        15.0% to $0.23

    Business Editors

    LOS ANGELES--(BUSINESS WIRE)--Feb. 21, 2007--VCA Antech, Inc. (NASDAQ:WOOF), a leading animal healthcare company in the United States, today reported financial results for the quarter ended December 31, 2006, as follows: revenue increased 11.7% to a fourth quarter record of $242.4 million; gross profit increased 18.6% to $61.6 million; operating income increased 22.2% to $40.7 million; net income increased 13.4% to $19.3 million; and diluted earnings per common share increased 15.0% to $0.23.

    We also reported our financial results for the year ended December 31, 2006, as follows: revenue increased 17.1% to a twelve-month record of $983.3 million; gross profit increased 19.8% to $270.6 million; operating income increased 20.9% to $192.5 million; net income was $105.5 million; and diluted earnings per common share was $1.24. The first quarter of 2006 included a tax benefit of $6.8 million, or $0.08 per diluted common share, due to a favorable outcome of an income tax audit that resulted in a change to our estimated tax liabilities. The second quarter of December 31, 2005 included an after-tax charge of $11.7 million, or $0.14 per diluted common share, for debt retirement costs. Excluding these items, adjusted net income increased 24.1% to $98.7 million and adjusted diluted earnings per common share increased 22.1% to $1.16.

    Bob Antin, Chairman and CEO, stated, "We had an outstanding quarter. Our consolidated revenue increased 11.7% to $242.4 million and our consolidated margins improved over the comparable prior year quarter. Our consolidated gross profit increased 18.6% and our consolidated gross margin increased to 25.4% compared to 23.9% in the comparable prior year quarter. In addition, our consolidated operating income increased 22.2% and our consolidated operating margin increased to 16.8% compared to 15.3% in the comparable prior year quarter.

    "Our laboratory revenue increased 17.6% to $63.3 million, our laboratory gross profit increased 25.5% and our laboratory gross margin increased to 44.8% compared to 42.0% in the comparable prior year quarter. Our laboratory operating income increased 25.1% and our laboratory operating margin increased to 37.5% compared to 35.2% in the comparable prior year quarter. Laboratory internal revenue growth was 15.4% for the fourth quarter of 2006.

    "Our animal hospital revenue increased 8.5% to $171.9 million, our animal hospital gross profit increased 8.3% and our animal hospital gross margin of 16.7% was consistent with the prior year comparable quarter. Our animal hospital operating income increased 9.0% and our operating margin increased to 13.6% compared to 13.5% in the comparable prior year quarter. Our animal hospital same-store revenue growth, adjusted for two less business days in the current quarter, was 5.5% for the fourth quarter of 2006 and our animal hospital same-store gross margin of 16.7% was consistent with the comparable prior year quarter.

    "Our medical technology revenue increased 41.1% to $14.0 million and our medical technology gross profit increased 70.1% to $5.1 million, while our medical technology gross margin increased to 36.8% compared to 30.5% in the comparable prior year quarter. Our medical technology operating income was $2.1 million compared to $284,000 reported in the fourth quarter of 2005."

    Non-GAAP Financial Measures

    We believe investors' understanding of our total performance is enhanced by disclosing adjusted net income and adjusted diluted earnings per common share. We define adjusted net income and adjusted diluted earnings per common share as the reported items, adjusted to exclude certain significant items. Adjusted diluted earnings per common share is adjusted net income divided by diluted common shares outstanding.

    Management uses adjusted net income and adjusted diluted earnings per common share because they exclude the effect of significant items that we believe are not representative of our core operations for the periods presented. As a result, these non-GAAP financial measures help to provide meaningful comparisons of our overall performance from one reporting period to another and meaningful assessments of our future performance and related trends. For the year ended December 31, 2006, the only item excluded in computing adjusted net income and adjusted diluted earnings per common share was a $6.8 million tax benefit. For the year ended December 31, 2005, the only item excluded in computing adjusted net income and adjusted diluted earnings per common share was debt retirement costs, net of tax, in the amount of $11.7 million.

    There is a material limitation associated with the use of these non-GAAP financial measures: our computation of adjusted net income excludes the impact of certain items and as a result, our computation of adjusted diluted earnings per common share does not depict diluted earnings per common share in accordance with GAAP.

    To compensate for the limitations in the non-GAAP financial measures discussed above, our disclosures provide a complete understanding of all adjustments found in non-GAAP financial measures, and we reconcile the non-GAAP financial measures to the GAAP financial measures in the attached financial schedules titled "Supplemental
Operating Data."

    Conference Call

    We will discuss our company's fourth quarter 2006 financial results during a conference call today, February 21, 2007 at 4:30 p.m. Eastern Time. You can access a live broadcast of the call by visiting our website at http://investor.vcaantech.com. You can also access the call via telephone by dialing (800) 289-0544. Interested parties should call at least 10 minutes prior to the start of the call to register.

    Forward-Looking Statements

    This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Among the important factors that could cause actual results to differ are: a material adverse change in our financial condition or operations; the rate of our laboratory internal revenue growth and animal hospital same-store revenue growth; the level of direct costs and our ability to maintain revenue at a level necessary to maintain expected operating margins; the level of selling, general and administrative costs; the effects of our recent acquisitions and our ability to effectively manage our growth and achieve operating synergies; a continued decline in demand for some of our products and services; any disruption in our information technology systems or transportation networks; the effects of competition; any impairment in the carrying value of our goodwill; changes in prevailing interest rates; our ability to service our debt; and general economic conditions. These and other risk factors are discussed in our Report on Form 10-K for the year ended December 31, 2005 and our Report on Form 10-Q for the quarter ended September 30, 2006, and the reader is directed to these statements for a further discussion of important factors that could cause actual results to differ materially from those in the forward-looking statements.

    We own, operate and manage the largest networks of freestanding veterinary hospitals and veterinary-exclusive clinical laboratories in the country, and we supply diagnostic imaging equipment to the veterinary industry.


                           VCA ANTECH, INC.
                    CONSOLIDATED INCOME STATEMENTS
    For the Three Months and Year Ended December 31, 2006 and 2005
               (In thousands, except per share amounts)

                                Three Months Ended     Year Ended
                                   December 31,       December 31,
                                ------------------ -------------------
                                  2006     2005      2006      2005
                                --------- -------- --------- ---------

Revenue:
  Laboratory                     $63,281  $53,793  $258,345  $222,064
  Animal hospital                171,880  158,437   711,997   607,565
  Medical technology              13,957    9,893    39,305    30,330
  Intercompany                    (6,767)  (5,146)  (26,334)  (20,293)
                                --------- -------- --------- ---------
                                 242,351  216,977   983,313   839,666
                                --------- -------- --------- ---------

Direct costs                     180,735  165,016   712,749   613,799

Gross profit:
  Laboratory                      28,362   22,602   119,449    98,926
  Animal hospital                 28,650   26,443   138,358   118,239
  Medical technology               5,141    3,022    14,213     9,433
  Intercompany                      (537)    (106)   (1,456)     (731)
                                --------- -------- --------- ---------
                                  61,616   51,961   270,564   225,867
                                --------- -------- --------- ---------

Selling, general and
 administrative:
  Laboratory                       4,667    3,646    17,460    13,993
  Animal hospital                  5,125    4,642    20,232    16,224
  Medical technology               3,028    2,738    10,762     9,033
  Corporate                        7,885    7,216    29,566    26,935
                                --------- -------- --------- ---------
                                  20,705   18,242    78,020    66,185
                                --------- -------- --------- ---------

Write-down and loss on sale of
 assets                              217      414        17       441
                                --------- -------- --------- ---------

Operating income                  40,694   33,305   192,527   159,241

Interest expense, net              5,917    6,261    24,240    25,043
Other (income) expense                32     (123)        8      (122)
Minority interest                    580      800     3,100     3,109
Debt retirement costs                  -        -         -    19,282
                                --------- -------- --------- ---------
Income before provision for
 income taxes                     34,165   26,367   165,179   111,929
Provision for income taxes        14,825    9,316    59,650    44,113
                                --------- -------- --------- ---------
Net income                       $19,340  $17,051  $105,529   $67,816
                                ========= ======== ========= =========

Diluted earnings per common
 share                             $0.23    $0.20     $1.24     $0.81
                                ========= ======== ========= =========
Shares used for computing
 diluted earnings per common
 share                            85,165   84,369    84,882    83,996
                                ========= ======== ========= =========


                           VCA ANTECH, INC.
                     CONSOLIDATED BALANCE SHEETS
                   As of December 31, 2006 and 2005
                            (In thousands)

                                             December 31, December 31,
                                                2006         2005
                                             ------------ ------------
                   ASSETS
Current assets:
  Cash and cash equivalents                      $45,104      $58,488
  Trade accounts receivable, net                  44,491       37,436
  Inventory                                       21,420       17,856
  Prepaid expenses and other                      13,492        9,867
  Deferred income taxes                           14,935       10,972
  Prepaid income taxes                            13,523       12,337
                                             ------------ ------------
    Total current assets                         152,965      146,956
Property and equipment, net                      166,033      143,781
Other assets:
  Goodwill                                       625,748      586,444
  Other intangible assets, net                    16,293       10,735
  Deferred financing costs, net                      979        1,340
  Other                                            9,939        9,149
                                             ------------ ------------
    Total assets                                $971,957     $898,405
                                             ============ ============

    LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term obligations        $6,648       $5,884
  Accounts payable                                23,328       20,718
  Accrued payroll and related liabilities         33,864       30,131
  Accrued interest                                   388          306
  Other accrued liabilities                       30,573       25,262
                                             ------------ ------------
    Total current liabilities                     94,801       82,301
Long-term obligations, less current portion      384,067      446,828
Deferred income taxes                             39,804       30,803
Other liabilities                                 13,294       19,775
Minority interest                                  9,686        9,947
Stockholders' equity:
  Common stock                                        84           83
  Additional paid-in capital                     275,013      258,402
  Retained earnings                              154,586       49,057
  Accumulated other comprehensive income             622        1,209
                                             ------------ ------------
    Total stockholders' equity                   430,305      308,751
                                             ------------ ------------
    Total liabilities and stockholders'
     equity                                     $971,957     $898,405
                                             ============ ============


                           VCA ANTECH, INC.
                CONSOLIDATED STATEMENTS OF CASH FLOWS
            For the Year Ended December 31, 2006 and 2005
                            (In thousands)

                                                       Year Ended
                                                      December 31,
                                                   -------------------
                                                     2006      2005
                                                   --------- ---------
Cash flows from operating activities:
  Net income                                       $105,529   $67,816
  Adjustments to reconcile net income to net cash
   provided by operating activities:
    Depreciation and amortization                    22,242    19,335
    Amortization of debt costs                          361       547
    Provision for uncollectible accounts              5,923     4,766
    Debt retirement costs                                 -    19,282
    Write-down and loss on sale of assets                17       441
    Share-based compensation                          3,071         -
    Minority interest in income of subsidiaries       3,100     3,109
    Distributions to minority interest partners      (3,514)   (3,078)
    Deferred income taxes                             5,807    10,502
    Excess tax benefit from exercise of stock
     options                                         (6,645)        -
    Other                                              (949)     (223)
  Changes in operating assets and liabilities:
    Increase in accounts receivable                 (12,308)  (11,335)
    Increase in inventory, prepaid expenses and
     other assets                                    (8,594)   (9,092)
    Increase in accounts payable and other accrued
     liabilities                                      2,907     8,404
    Increase in accrued payroll and related
     liabilities                                      3,733     2,660
    Increase (decrease) in accrued interest              82    (1,272)
    Decrease in prepaid income taxes                  6,128     3,238
                                                   --------- ---------
      Net cash provided by operating activities     126,890   115,100
                                                   --------- ---------
Cash flows from investing activities:
    Business acquisitions, net of cash acquired     (50,484)  (89,149)
    Real estate acquired in connection with
     business acquisitions                           (2,872)   (2,405)
    Property and equipment additions                (35,316)  (29,209)
    Proceeds from sale of assets                        598     1,702
    Other                                               342     3,630
                                                   --------- ---------
      Net cash used in investing activities         (87,732) (115,431)
                                                   --------- ---------
Cash flows from financing activities:
    Repayment of long-term obligations              (65,414) (447,100)
    Proceeds from the issuance of long-term
     obligations                                          -   475,000
    Payment of financing costs                            -    (3,257)
    Proceeds from issuance of common stock under
     stock option plans                               6,227     3,212
    Excess tax benefit from exercise of stock
     options                                          6,645         -
                                                   --------- ---------
      Net cash provided by (used in) financing
       activities                                   (52,542)   27,855
                                                   --------- ---------
Increase (decrease) in cash and cash equivalents    (13,384)   27,524
Cash and cash equivalents at beginning of period     58,488    30,964
                                                   --------- ---------
Cash and cash equivalents at end of period          $45,104   $58,488
                                                   ========= =========


                           VCA ANTECH, INC.
                     SUPPLEMENTAL OPERATING DATA
    For the Three Months and Year Ended December 31, 2006 and 2005
               (In thousands, except per share amounts)

Table #1                         Three Months Ended     Year Ended
Reconciliation of net income to     December 31,       December 31,
 adjusted net income             ------------------ ------------------
                                   2006     2005      2006     2005
                                 --------- -------- --------- --------

Net income                        $19,340  $17,051  $105,529  $67,816
Certain significant items (net
 of taxes):
  Tax benefit                           -        -    (6,806)       -
  Debt retirement costs                 -        -         -   11,704
                                 --------- -------- --------- --------
Adjusted net income               $19,340  $17,051   $98,723  $79,520
                                 ========= ======== ========= ========

Table #2
Reconciliation of diluted
 earnings per common share to
 adjusted diluted earnings per
 common share

Diluted earnings per common
 share                              $0.23    $0.20     $1.24    $0.81
Certain significant items as
 detailed in Table #1                   -        -     (0.08)    0.14
                                 --------- -------- --------- --------
Adjusted diluted earnings per
 common share                       $0.23    $0.20     $1.16    $0.95
                                 ========= ======== ========= ========

Shares used for computing
 adjusted diluted earnings per
 common share                      85,165   84,369    84,882   83,996
                                 ========= ======== ========= ========

Table #3
Depreciation and amortization

Depreciation and amortization
 included in direct costs:
  Laboratory                       $1,256   $1,134    $4,584   $3,894
  Animal hospital                   3,875    3,404    14,455   12,381
  Medical technology                  283      284     1,174    1,116
  Intercompany                        (93)     (28)     (202)     (64)
                                 --------- -------- --------- --------
                                    5,321    4,794    20,011   17,327
Depreciation and amortization
 included in selling, general
 and administrative expense:          574      594     2,231    2,008
                                 --------- -------- --------- --------
    Total depreciation and
     amortization                  $5,895   $5,388   $22,242  $19,335
                                 ========= ======== ========= ========


                           VCA ANTECH, INC.
               SUPPLEMENTAL OPERATING DATA - Continued
                   As of December 31, 2006 and 2005
                            (In thousands)

Table #4                            December 31,
                                 -------------------
Selected consolidated balance
 sheet data                        2006      2005
                                 --------- ---------

Debt:
  Revolving credit facility            $-        $-
  Senior term notes               372,668   436,613
  Other debt and capital leases    18,047    16,099
                                 --------- ---------
    Total debt                   $390,715  $452,712
                                 ========= =========


    For the Three Months and Year Ended December 31, 2006 and 2005
                            (In thousands)

                                 Three Months Ended     Year Ended
Table #5                            December 31,       December 31,
                                 ------------------- -----------------
Selected expense data              2006      2005     2006     2005
                                 --------- --------- -------- --------

Rent expense                       $8,359    $7,698  $32,058  $27,571

Share-based compensation
 included in direct costs:
  Laboratory                         $164        $-     $656       $-

Share-based compensation
 included in selling, general
 and administrative expense:
  Laboratory                          127         -      509        -
  Animal hospital                     269         -    1,076        -
  Corporate                           185         -      830        -
                                 --------- --------- -------- --------
                                      581         -    2,415        -
                                 --------- --------- -------- --------
    Total share-based
     compensation                    $745        $-   $3,071       $-
                                 ========= ========= ======== ========


    CONTACT: VCA Antech, Inc.
             Tomas Fuller, Chief Financial Officer, 310-571-6505